UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2024

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.
On April 1, 2024, Trimble repaid in full all obligations outstanding under the Term Loan Credit Agreement, dated as of December 27, 2022, by and among the Company, the lenders party thereto and Bank of America, N.A., as Administrative Agent (as amended from time to time, the “Term Loan Credit Agreement”) and terminated the agreement. On such date, $1 billion aggregate principal amount of loans had been outstanding under the Term Loan Credit Agreement. (See Trimble’s Report on Form 8-K filed on December 30, 2022 for a description of the terms of the Term Loan Credit Agreement.) The funds used for the repayment were a portion of the funds received by Trimble in connection with the completion on April 1, 2024 of the transactions contemplated by the Sale and Contribution Agreement by and among the Company, AGCO Corporation, and PTx Trimble LLC (the “A&R Sale and Contribution Agreement”). (See Trimble’s report on Form 8-K filed on April 1, 2024 for a description of the terms of the A&R Sale and Contribution Agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: April 2, 2024	By:	/s/ David G. Barnes
David G. Barnes
Chief Financial Officer